INTERGRAPH CORPORATION AND SUBSIDIARIES

                  EXHIBIT 21 ---- SUBSIDIARIES OF REGISTRANT

                                                                   PERCENTAGE
                                                                   OF VOTING
                                                   STATE OR OTHER  SECURITIES
                                                   JURISDICTION OF OWNED BY
NAME                                               INCORPORATION   PARENT
- -------------------------------------------------- --------------- ----------
Bentley Systems, Inc.                              Delaware            50
Bestinfo, Inc.                                     Delaware            100
Intergraph China, Inc.                             Delaware            100
Intergraph European Manufacturing, L.L.C.          Delaware            100
Intergraph (Italy), L.L.C.                         Delaware            100
Intergraph (Middle East), L.L.C.                   Delaware            100
Quintus Corporation                                Delaware            100
Intergraph Benelux B.V.                            The Netherlands     100
Intergraph CAD/CAM (Danmark) A/S                   Denmark             100
Intergraph CR spol.s.r.o.                          Czech Republic      100
Intergraph (Deutschland) GmbH                      Germany             100
Intergraph Espana, S.A.                            Spain               100
Intergraph Europe (Polska) S.p.z.o.o.              Poland              100
Intergraph Finland Oy                              Finland             100
Intergraph (France) SA                             France              100
Intergraph GmbH (Osterreich)                       Austria             100
Intergraph Graphic Systems                         Russia              100
Intergraph (Hellas) S.A.                           Greece              100
Intergraph Hungary, Ltd.                           Hungary             100
Intergraph Ireland, Ltd.                           Ireland             100
Intergraph Norge A/S                               Norway              100
Intergraph (Portugal)-Sistemas de                  Portugal            100
 Computacao Grafica, S.A.
Intergraph SSR sro                                 Slovac Republic     100
Intergraph (Sverige) AB                            Sweden              100
Intergraph (Switzerland) A.G.                      Switzerland         100
Intergraph (UK), Ltd.                              United Kingdom      100
Intergraph Corporation (Malaysia) Sdn Bhd          Malaysia            100
Intergraph Corporation (N.Z.) Limited              New Zealand         100
Intergraph Corporation Pty., Ltd.                  Australia           100
Intergraph Corporation Taiwan                      Taiwan, R.O.C.      100
Intergraph Graphics Systems Asia Pacific Limited   Hong Kong           100
Intergraph Graphics Systems Hong Kong Limited      Hong Kong           100
Intergraph Japan K.K.                              Japan               100
Intergraph Korea, Ltd.                             Korea               100
Intergraph Systems Singapore Pte. Ltd.             Singapore           100
Intergraph Wholesale Pty., Ltd.                    Australia           100
Intergraph Computer Services Industry & Trade A.S. Turkey               97
Intergraph Saudi Arabia Ltd.                       Saudi Arabia         75
Intergraph Canada, Ltd.                            Canada              100
Intergraph de Mexico, S.A. de C.V.                 Mexico              100
Intergraph Servicios de Venezuela C.A.             Venezuela           100
Intergraph (India) Pvt. Ltd.                       India               100
Intergraph Electronics Ltd.                        Israel              100